Exhibit 10.2
AMENDED AND RESTATED REVOLVING NOTE
$10,000,000.00                                     September 30, 2011
FOR VALUE RECEIVED, TRANSCEND SERVICES, INC., a Delaware corporation ("Borrower"), promises to pay to the order of REGIONS BANK ("Lender") at the place and times provided in the Loan Agreement referred to below, the principal sum of TEN MILLION AND NO/100 DOLLARS ($10,000,000) or the principal amount of all Revolving Loans made by Lender from time to time pursuant to that certain Loan and Security Agreement dated as of August 31, 2009, by and between Borrower and Lender (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the "Loan Agreement"). Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Loan Agreement.
The unpaid principal amount of this Amended and Restated Revolving Note (this "Revolving Note") from time to time outstanding is subject to mandatory repayment from time to time as provided in the Loan Agreement and shall bear interest as provided in the Loan Agreement. All payments of principal and interest on this Revolving Note shall be payable to Lender or other holder of this Revolving Note in lawful currency of the United States of America in immediately available funds in the manner and location indicated in the Agreement or wherever else Lender or such holder may specify.
This Revolving Note is entitled to the benefits of, and evidences Obligations incurred under, the Loan Agreement, to which reference is made for a description of the security for this Revolving Note and for a statement of the terms and conditions on which Borrower is permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Revolving Note and on which such Obligations may be declared to be immediately due and payable.
Borrower agrees, in the event that this Revolving Note or any portion hereof is collected by law or through an attorney at law, to pay all costs of collection, including, without limitation, attorneys' fees and court costs.
This Revolving Note shall be governed, construed and enforced in accordance with the laws of the State of Georgia, without reference to the conflicts or choice of law principles thereof.
Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest, and (except as required by the Loan Agreement) notice of any kind with respect to this Revolving Note.
If more than one Person is a Borrower hereunder, all Obligations evidenced by this Revolving Note shall be joint and several.
This Revolving Note amends and restates that certain Revolving Note dated August 31, 2009, from Borrower to Lender in the original principal amount of $5,000,000.00 (the "Prior Note") in its entirety. This Revolving Note is not intended to be, and shall not be construed as, a novation or accord and satisfaction with respect to the Prior Note, and the Prior Note, as amended and restated hereby, shall remain in full force and effect.
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IN WITNESS WHEREOF, the undersigned has caused this Revolving Note to be duly executed under seal and delivered by its duly authorized officer on the date first written above.

TRANSCEND SERVICES, INC.

By: /s/ Lance Cornell
Name: Lance Cornell
Title: CFO and Secretary

[CORPORATE SEAL]